EXHIBIT 10.23


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                       CARNEGIE INTERNATIONAL CORPORATION

                              TILLER INTERNATIONAL
                              DISTRIBUTOR AGREEMENT


This Agreement is made as of this 8th day of December, 1998 by and between Carnegie International Corporation, hereinafter referred to as Supplier, and Tiller International Corporation, a Company registered in Monte Carlo, Monaco hereinafter referred to as Distributor.

In consideration of the surrender of the put options previously owned by Tiller First Wall Investments, Ltd., Eastby, Ltd., Bothwell, Ltd., Timana, Ltd., and Tigan Capital Holdings, Ltd., which Distributor caused to be surrendered, the puts having a face value at maturity of $5,000,000, and the mutual agreements and promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Distributor and Supplier agree as follows:

1.       APPOINTMENT OF DISTRIBUTOR:

         Supplier hereby appoints and designates the Distributor as the authorized Distributor of the MAVIS(TM) Software in the Russian and English language, hereinafter referred to as "Software" and authorizes Distributor to market and sell Software, according to the terms and conditions of this Agreement. Supplier agrees to sell to Distributor, Software for resale in the former Soviet Union, Poland, Hungary, Czech Republic and other countries of the Eastern Block.

         2.       THE DISTRIBUTOR AGREES:

         A. To use its best efforts to promote, market and distribute the Software of Supplier in a manner reflecting credit on the parties to this Agreement.

         B. To provide customers with currently available catalogs and promotional literature in reasonable quantities as deemed appropriate by Distributor.

         C. To provide and/or coordinate technical support for and training in the proper use of the Software, for those customers requesting same, through seminars and other programs as deemed appropriate by Distributor.

3.       SUPPLIER AGREES:

         A. To support the Distributor in its effort to promote the sale of the Software.

         B.       To  provide   reasonable   technical   and/or  sales  training
                  assistance   for   the   Distributor's    Customers   at   the
                  Distributor's request and expense.



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         C.       To support the Distributor by providing it, upon request, with
                  all   reasonable    quantities   of   literature,    catalogs,
                  advertisements, circulars, etc. at cost plus 10%.

         D. To provide 1,000 copies of the MAVIS(TM) software in the Russian and English language.

4.       ADDITIONAL TERMS AND CONDITIONS:

         A. Order Entry. All orders shall be placed using the standard Purchase Order forms of Supplier

         B. Pricing/Discounts: Distributor's cost for each item of the Software shall be Supplier's current list price as published from time to time. Supplier shall have the right to change its prices upon sixty (60) days written notice to Distributor. Prices are exclusive of taxes. In the event of a decrease in price, Supplier will issue a credit to Distributor for the difference between the original and new lower price on products currently in Distributor's stock. In the event of a price increase, orders placed prior to effective date will be invoiced at the old prices. Volume discount and/or rebate programs may be included herein or accepted under separate agreement or schedule.

         C. Stock Balancing. Distributor may request one (1) return authorization in each calendar quarter without a restocking charge, for slow moving inventory. Distributor may return one
                  (1) consolidated shipment from each distribution location, freight prepaid, for stock adjustment.

         D. Freight. FOB. Equipment will be shipped to Distributor's specified delivery point FOB Origin for drop ship orders, freight prepaid and added to the invoice provided a copy of the actual freight invoice is included for all shipments other than U.P.S. FOB destination freight prepaid and allowed for stock shipments. Title and risk of loss for Equipment shall pass to Distributor, upon delivery. Supplier will pack Software purchased hereunder for transport in accordance with commercial standards and deliver Software to a carrier of the mode of transportation selected by Distributor unless otherwise agreed upon by the parties. If any unauthorized freight carrier routing occurs which results in an increase to the net cost of freight to the Distributor, the difference is subject to bill back and will be deducted from the next available invoice. All Bills of Lading shall indicate total piece count. All shipments marked "SAID TO CONTAIN" are subject to refusal and all charges applicable are Supplier's responsibility. Supplier will assist in asserting any claim against the invoiced carrier for loss, damage or



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                  destruction  of  Software.  Freight  classifications  must  be provided for all products upon acceptance of this Agreement.

         E. Packaging/Weights. Unless instructed otherwise by Distributor, Supplier shall, for orders placed hereunder: (1) ship to the destination designated in the order in accordance with specific shipping instructions; (2) see that all subordinate documents bear Distributor's order number; (3) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum and sequentially number all cartons, i.e., 1 of 4, 2 of 4, etc.; (4) mark Distributor's order number on all packages and shipping papers; and (5) render separate invoices for each shipment or order.

         F. Relationship of Parties. This Agreement does not in any way create the relationship of joint venture, partner, or principal land agent between Carnegie International Corporation and Tiller International and neither shall have the power or ability to pledge the credit of the other, nor to bind the other, nor to contract in the name of or create a liability against the other in any ways for any purpose.

         G. Infringement. The Supplier will indemnify, defend, and otherwise hold harmless the Distributor, its affiliates, and its customers from all cost, loss, damage, or liability arising from any proceeding or claim brought or asserted against Distributor, its affiliates, or its customers for any claim that the use of any Products in accordance with this agreement infringes a third party's patent, copyright, trade secret and/or other proprietary right. If claim for infringement occurs and Distributor's use of a product or any part thereof in accordance with this agreement is enjoined as a result thereof, or in the supplier's opinion is likely to occur, the Supplier shall have the right, at its option and expense; to (1) produce the right for Distributor to continue using such product(s) so that it becomes non-infringing, or
                  (2) require the return to the Supplier all products to which such claim(s) for infringement relate. In the event of any such return of products, the Supplier agrees to grant Distributor credit for such returned products, based on the price paid.

                  Supplier shall have no obligation or liability to Distributor for any claim and/or injunction for infringement based upon
                  (1) the combination, operating or use of any product(s) with equipment, data, or software not supplier by Supplier, (2) alteration or modification of any product(s) not authorized or performed by Supplier, or which are made or authorized by Supplier in compliance with Distributor's or end user's designs, specifications or instructions.




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         H.       Warranty.  Standard  policy to be included  with current price
                  schedule  provided   initially  and  periodically   hereafter.
                  Optional policies or programs as available.

         I. Trademarks. Products and licensed materials purchased under this Agreement may bear trade names, trademarks, logos or to symbols of Supplier. Supplier hereby grants to Distributor permission to use such symbols in Distributor's marketing and advertising of Supplier's products, provided such use conforms to standards and guidelines relating thereto which Supplier may furnish from time to time. Use of trademarks and symbols by Distributor may be subject too pre-publication or pre-use review and approval by Supplier. If, in Supplier's judgment, any use by Distributor is deemed detrimental to Supplier or is deemed undesirable, Supplier may withdraw permission without liability as result thereof.

         J. Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts of God, labor strikes, acts of war or civil disruption, government regulations imposed after the fact, public utility failures, or natural disasters.

         K.       Termination.   The  Distributorship   hereby  created  may  be
                  terminated only by an agreement in writing duly signed by the parties hereto.

         L. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.


                                           SUPPLIER

                                           Carnegie International Corporation


                                           BY:  /s/ Lowell Farkas
                                              ----------------------------------
                                                (Authorized Signature)

                                           Name:   Lowell Farkas
                                                --------------------------------

                                           Title:  President
                                                 -------------------------------

                                           Date:   12/8/98
                                                --------------------------------

Attest:


/s/ David Pearl


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                                           TILLER INTERNATIONAL


                                           By:  /s/ Anthony N. Georgiou
                                              ----------------------------------
                                                (Authorized Signature)

                                           Name:   Anthony N. Georgiou
                                                --------------------------------

                                           Title:  Chairman
                                                 -------------------------------

                                           Date:   12/8/98
                                                --------------------------------

Attest:


_______________________________

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